Exhibit (n)(4)

September 9, 2013

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Commissioners:

We are aware that our report dated August 8, 2013 on our review of interim financial information of Apollo Investment Corporation (the “Company”) for the three month periods ended June 30, 2013 and 2012 and included in the Company’s quarterly report on Form 10-Q for the quarter ended June 30, 2013 is included in its Registration Statement on Form N-2, dated September 9, 2013.

Very truly yours,

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP, PricewaterhouseCoopers Center, 300 Madison Avenue, New York, NY 10017